Filed Pursuant to Rule 424(b)(5)
Registration No. 333-268058

PROSPECTUS SUPPLEMENT
(to Prospectus dated December 6, 2022)

Up to $6,000,000

Common Stock

We have entered into a Sales Agreement, or the Sales Agreement, with The Benchmark Company, LLC, or Benchmark, dated February 10, 2025, relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $6 million, subject to certain limitations, as described below, from time to time through or to Benchmark, acting as sales agent or principal.

Our common stock trades on The Nasdaq Capital Market under the symbol “DATS.” On February 6, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.09 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or (the “Securities Act”). Benchmark is not required to sell any specific number or dollar amount of securities, but will act as sales agent or principal on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between us and Benchmark. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Benchmark will be entitled to compensation at a fixed commission rate equal to 4.0% of the gross sales price per common share sold under the Sales Agreement; provided however, that if sales of common stock sold through Benchmark pursuant to the Sales Agreement exceeds $1,000,000 then the commission paid to Benchmark will be reduced to 3.0% of the aggregate gross proceeds we receive from each sale of our common stock sold through Benchmark pursuant to the Sales Agreement. In connection with the sale of our common stock on our behalf, Benchmark will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Benchmark will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Benchmark with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended or the Exchange Act.

As of the date of this prospectus the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $34,522,987 based on 3,865,956 shares of outstanding common stock held by non-affiliates and a per share price of $8.93, the closing price of our common stock on January 7, 2025 which is the highest closing price of our common stock on The Nasdaq Capital Market within the prior 60 days. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. We have sold approximately$5,100,000 of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on and includes the date of this prospectus supplement (excluding this offering) and, accordingly, may offer and sell additional shares of our common stock having an aggregate offering price of up to approximately $6,407,662 from time to time through Benchmark in accordance with the terms of the Sales Agreement. If our public float increases such that we may sell additional amounts under the Sales Agreement and this prospectus, we will file an amendment to the prospectus prior to making additional sales.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus, the accompanying prospectus, and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference into this prospectus before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Benchmark Company

The date of this prospectus supplement is February 10, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. This prospectus supplement describes the specific terms of this offering. The accompanying base prospectus, including the documents incorporated by reference therein, provides general information about us, some of which, such as the section therein titled “Plan of Distribution,” may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both this prospectus supplement and the accompanying base prospectus, combined.

We urge you to carefully read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and the additional information under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent any information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on the information in this prospectus supplement. The information in this prospectus supplement will be deemed to modify or supersede the information in the accompanying base prospectus and the documents incorporated by reference therein, except for those documents incorporated by reference therein which we file with the SEC after the date of this prospectus supplement.

You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying base prospectus or on any date subsequent to the date of the document incorporated by reference herein or therein, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, unless otherwise indicated or required by the context, the terms “DatChat,” “we,” “our,” “us” and the “Company” refer to DatChat, Inc. and its subsidiaries.

S-ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this prospectus and any accompanying prospectus supplement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus supplement and accompanying prospectus. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

●	our business strategies;

●	our financial performance, including our revenues, cost of revenues, operating expenses, and our ability to attain and sustain profitability;

●	our ability to attract and retain users;

●	our ability to attract and retain advertisers;

●	our ability to compete effectively with existing competitors and new market entrants;

●	our ability to successfully expand in our existing markets and penetrate new markets;

●	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act, or JOBS Act;

●	our ability to successfully expand in our existing markets and penetrate new markets;

●	our ability to effectively manage our growth, and future expenses;

●	our ability to maintain, protect, and enhance our intellectual property;

●	our ability to comply with modified or new laws and regulations applying to our business, competitors and industry;

●	our ability to attract and retain qualified key management and technical personnel; and

●	our ability to obtain additional funds for our operations

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement or accompanying prospectus only. Because the risk factors referred to on page S-8 of this prospectus supplement and page 7 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and this offering. This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. This summary is not complete and may not contain all of the information that is important to you and that you should consider before deciding whether or not to invest in our securities. For a more complete understanding of DatChat and this offering, you should carefully read this prospectus supplement, including any information incorporated by reference into this prospectus supplement, in its entirety. Investing in our securities involves risks that are described in this prospectus supplement under the heading “Risk Factors,” under the headings “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and in our other filings with the SEC.

Our Company

Overview

We are a blockchain, cybersecurity, and social media company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. We believe that one’s right to privacy should not end the moment they click “send.” Our flagship product, DatChat Messenger & Private Social Network (the “Application”), is a mobile application that gives users the ability to communicate with privacy and protection.

DatChat Messenger & Private Social Network

Our platform allows users to exercise control over their messages and posts, even after they are sent. Through our Application, users can delete messages that they have sent, on their own device and the recipient’s device as well. There is no set time limit within which they must exercise this choice. A user can elect at any time to delete a message that they previously sent to a recipient’s device.

The Application also enables users to hide secret and encrypted messages behind a cover (i.e. a picture over a picture), which messages can only be unlocked by the recipient and which are automatically destroyed after a fixed number of views or fixed amount of time. Users can decide how long their messages last on the recipient’s device. The application also includes a screen shot protection system, which makes it virtually impossible for the recipient to screenshot a message or picture before it gets destroyed. In addition, users can delete entire conversations at any time, making it like the conversation never even happened.

In addition to the foregoing, the application also provides users with the ability to connect via an encrypted live video chat that also is designed to prevent screenshots or screen grabs.

The application integrates with iMessage, making private messages potentially available to hundreds of millions of users.

The Habytat

In June 2022, we formed a wholly owned subsidiary, SmarterVerse, Inc. (“Subsidiary”), which subsidiary is approximately 34% owned as of the date of this prospectus supplement. In July 2022, the Subsidiary entered into a development agreement with Metabizz, LLC, an infrastructure firm that creates and develops 4D experiences in a virtual reality and gaming environment, or the metaverse. The owners of Metabizz, LLC also own Metabizz SAS (together referred to as (“Metabizz”). As of February 2023, based on the Company’s analysis, on February 14, 2023, Metabizz was determined to be a VIE entity in accordance with ASC 810-10-25-22. On February 14, 2024, the Subsidiary filed an amendment to its articles of incorporation with the Nevada Secretary of State and changed its name to “Dragon Interactive Corporation.” On August 7, 2024, the Subsidiary filed an amendment to its articles of incorporation with the Nevada Secretary of State and changed our name to “Dragon Interact Corporation.” On November 21, 2024, the Subsidiary filed an amendment to its articles of incorporation with the Nevada Secretary of State and changed its name to “RPM Interactive, Inc” following its acquisition of RPM Interactive, Inc., a Florida corporation in October 2024 (see “---RPM Interactive Inc.” below).

In November 2022, we launched The Habytat, a virtual space that blends real world and virtual realities into one, in real time, using emerging technology like virtual and augmented reality, to create a highly immersive 3D environment.

In January 2024, we announced a proposed spin-off of our Habytat platform business into a new standalone public company pursuant to a distribution of the shares of the Subsidiary to our shareholders. The distribution is subject to customary conditions including board approval, the filing and effectiveness of either a Form S-1 or Form 10 registration statement with the U.S. Securities and Exchange Commission and obtaining of all required regulatory approvals. No assurance can be given that the spin-off and distribution will occur on our desired timetable or at all. As of the date of this prospectus supplement, the distribution has not occurred.

Following our acquisition of RPM Interactive, Inc., a Florida corporation in October 2024 (see “---RPM Interactive Inc.” below), we are not continuing the development of the Habytat platform and are evaluating ways to utilize the technology developed by the Subsidiary.

MyFamily Museum

We are developing the My Family Museum platform that is being designed to allow for the preservation and sharing of pictures, video, and documents in a secured network utilizing our recently patented technology that enabled us with the preservation of data, including storage, sharing, and secure control of data on social media technology platforms and digital archives. Myseum is being designed to allow users to create amazing albums and galleries for everyone to see, create special private and secure galleries with limited access, personalize a user’s newsfeed with updates from other Myseums and leave time released video messages for both now and future generations. Currently scheduled to launch in the first half of 2025, the My Family Museum platform is expected to encompass features and social networking technology designed to unlock and share our digital media.

RPM Interactive, Inc.

In October 2024, the Subsidiary consummated a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) RPM Interactive, Inc., a Florida corporation (“RPM Florida”) incorporated on August 23, 2024; and (ii) the shareholders of RPM Florida at which time RPM Florida became the Subsidiary’s wholly owned subsidiary. Following consummation of the Share Exchange Agreement, the Subsidiary repositioned its focus as an AI generated publishing company of trivia mobile game apps and vodcasts/podcasts designed to publish content across hundreds of evergreen topics every day and be distributed to all major streaming platforms. The Subsidiary changed its corporate name in to “RPM Interactive, Inc.” in November 2024 to reflect the Subsidiary’s new business focus.

Competition

DatChat Messenger & Private Social Network

The current market for mobile messenger applications is highly competitive, and we expect that it will remain competitive. There are currently several large companies that provide mobile messenger applications and we expect several more competitors to enter into this market in the next few years. Well-established competitors include Snapchat, WhatsApp, Facebook Messenger, Facebook, Telegram, MeWe, Confide and Apple iMessage. We believe that it is the range of privacy and security features that we offer that sets us apart from our competitors.

Our flagship applications are the DatChat Privacy Platform and Private Encrypted Social Network, which address the needs of consumers and businesses to communicate with increased levels of privacy and control over messages and social posts, even after they are sent or shared. In addition, we are developing a blockchain-based, decentralized communications platform that is being designed to allow consumers and businesses to connect directly with each other.

Observing that mobile messaging and social media users are drawn to several different messaging platforms by specific capabilities, we set out to create the application to consolidate popular messaging and social media features such as group chats, emoticons and video sharing, offer new and unique features such as being able to “nuke” a conversation to remove all traces of it from all parties involved, and deliver increased levels of privacy and security. As public concerns over privacy in an ever-expanding digital society grow, the application offers comfort to its users with extensive control over their messages and posts, even after they are sent or shared. The application allows users to not only control how long or how many times a message or post may be viewed by the recipient, but also allows the sender to erase the message or entire conversation after it is sent. Our goal is to make the application a leader in the mobile secure messaging and social media market based upon our proprietary technology and enhanced privacy and security features. We intend to roll out additional features including video chat, attachments, unique social posts and other features to enhance the messaging and social media experience.

Software and Development

DatChat Messenger & Private Social Network

Our ability to compete depends in large part on our continuous commitment to research and development, our ability to rapidly introduce new features and functionality and our ability to improve proven applications for established markets in which we have competitive advantages. We intend to work closely with our customers to continuously enhance the performance, functionality, usability, reliability and flexibility of the application.

Our software and development team is responsible for the design enhancements, development, testing and certification of the application. In addition, we may, in the future, utilize third parties for our automated testing, managed upgrades, software development and other technology services. We are also developing video messages and video messages containing hidden messages embedded in the video stream. We anticipate that the video messaging currently under development will allow users to change the number of views allowed or destruct the message after being sent, in addition to setting the message to auto-self-destruct. We are also in the process of developing a private and encrypted social wall/network.

Marketing and Monetization

DatChat Messenger & Private Social Network

The application is currently offered for free on Apple’s App Store and Google Play. Initial marketing is expected to consist of public relations, “cost-per-install” campaigns, social media marketing using Google’s ad platform and other readily available advertising platforms.

We anticipate utilizing social influencers and additional public relations strategies to promote the application on a global basis, which also includes making the application available for use in other languages.

We also plan to add in-app purchases such as user customization features, unique emoticons, stickers and long form video messages to monetize the application.

We anticipate monetizing the application with a subscription-based service for small and medium size businesses. In the future, we may develop other mobile applications and services for consumers once our user base reaches a level at which we deem to be economically feasible. No assurance can be given that we will successfully develop new or future applications that will be embraced by users or generate revenue.

RPM Interactive, Inc.

The RPM products are still under development and the marketing and monetization strategies are being developed as well.

Intellectual Property Portfolio

DatChat Messenger & Private Social Network

We strive to protect and enhance the proprietary technology and inventions that are commercially important to our business, including seeking, maintaining and defending patent rights. Our policy is to seek to protect our proprietary position through a combination of intellectual property rights in the United States, including patents, trademarks, copyrights, trade secret laws and internal procedures. Our commercial success will depend in part on our ability to protect our intellectual property and proprietary technologies.

As of December 31, 2023, we had 10 issued patents, 0 notices of allowance and 0 filed patent applications in the United States relating to our encryption technologies and blockchain platform. Our issued patents will expire in 2036-2043. In addition, we plan to continue expanding and strengthening our IP portfolio with additional patent applications in the future. We may not be able to obtain protection for our intellectual property, and our existing and future patents, trademarks, and other intellectual property rights may not provide us with competitive advantages or distinguish our products and services from those of our competitors. Our pending patent application and future applications may not result in the issuance of patents, and any resulting issued patents may have claims narrower than those in our patent applications. Additionally, our current and future patents, trademarks, and other intellectual property rights may be contested, circumvented, or found unenforceable or invalid, and we may not be able to prevent third parties from infringing them. Our internal controls may not always be effective at preventing unauthorized parties from obtaining our intellectual property and proprietary technologies.

Other companies that own patents, copyrights, trademarks, trade secrets, and other intellectual property rights related to the mobile, encryption, blockchain, communication, privacy, internet, and other technology-related industries frequently enter into litigation based on allegations of infringement, misappropriation, and other violations of intellectual property or other rights. Third parties, including our competitors, may make claims from time to time that we have infringed their patents, trademarks, copyrights, trade secrets, or other intellectual property rights. As our business grows and competition rises, the risk of facing claims related to intellectual property and litigation matters will likely increase.

Our Privacy Policy

Privacy and security are the foundations of our Company. We recognize that this is why users are drawn to the application and that our users care deeply about how their personal information is collected, used and shared. When you read our Privacy Policy, we hope that you notice that it has been written to advance our core principles and protect the integrity of the application.

When users sign up for the application, they are required to provide us with certain personal information such as their name, email address and phone number. We take commercially reasonable and appropriate measures to protect this personal information from accidental loss, misuse, and unauthorized access, disclosure, alteration, or destruction, taking into account the risks involved in processing and the nature of such data, and comply with applicable laws and regulations. We do not currently transfer any personal information to third-parties that do not act on our behalf, and we will not do so without users’ opt-in consent. Similarly, we do not currently collect sensitive personal information from users without opt-in consent. We may disclose personal information to certain types of third-party companies, but only to the extent needed to enable them to provide such services. The types of companies that may receive personal information and their functions are: marketing assistance, analytics and reporting, customer support, email and SMS delivery, cloud infrastructure, and systems monitoring. All such third parties function as our agents, performing services at our instruction and on our behalf pursuant to contracts which require them to provide at least the same level of privacy protection as is required by our Privacy Policy. In addition, we may be required to disclose personal information in response to lawful requests by public authorities, including for the purpose of meeting national security or law enforcement requirements. We may also disclose personal information to other third parties when compelled to do so by government authorities or required by law or regulation including, but not limited to, in response to court orders and subpoenas.

With respect to retention of personal information, we may only retain such users’ personal information in a form that identifies them only for as long as it serves the purpose(s) for which it was initially collected as stated in our Privacy Policy, or subsequently authorized. We may continue processing users’ personal information for longer periods, but only for the time and to the extent such processing reasonably serves the purposes of statistical analysis, and subject to the protection of our Privacy Policy. After such time periods have expired, we may either delete the personal information or retain it in a form such that it does not identify the user personally.

Most importantly, when users send an encrypted message through the application, we may only temporarily process and store the message in its encrypted form. We do not (and cannot) read our users’ encrypted messages and we delete our users’ messages as soon as they have been successfully self-destructed or deleted. Our end-to-end encryption ensures that we will never have access to the contents of our users’ messages. Moreover, we recognize the privacy rights of our users and are committed to complying with data protection laws to the extent they apply to us, and to assist our users in exercising their rights under applicable law. For example, users may exercise their rights pursuant to the EU General Data Protection Regulation (“GDPR”) or Section 1798.83 of the California Civil Code, simply by submitting a request via email to privacy@DatChat.com.

Recent Developments

Return of Subsidiary Shares

In January 2025, we returned 3,500,000 shares of the Subsidiary’s. common stock held by us to the Subsidiary, which shares were cancelled and are no longer outstanding on the Subsidiary’s stock ledger. Following this transaction, we held 12.5 million shares of the Subsidiary’s common stock, or approximately 34% of its outstanding shares.

January 2025 Offering

On January 8, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which we sold 1,200,000 shares (the “Shares”) of our common stock at a purchase price of $4.25 per share of Common Stock (the “Offering”). The shares of Common Stock were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-268058), which was declared effective by the Securities and Exchange Commission on December 6, 2022, a base prospectus dated December 6, 2022 and a prospectus supplement dated January 8, 2025.

The closing of the sales of these securities under the Purchase Agreement took place on January 9, 2025.

The gross proceeds from the offering were approximately $5.1 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

On January 7, 2025, we entered into an engagement agreement with The Benchmark Company, LLC, as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a reasonable “best efforts” basis in connection with the Offering. We agreed to pay the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds from the sale of securities in the Offering and a non-accountable expense allowance equal to 1.0% of the gross proceeds raised in the Offering. We also agreed to issue the Placement Agent (or its designees) a warrant (the “Placement Agent Warrant”) to purchase up to 5% of the aggregate number of shares of our common Stock sold in the offering, or warrants to purchase up to 60,000 shares of our common stock, at an exercise price equal to 100.0% of the offering price per share of Common Stock, or $4.25 per share. The Placement Agent Warrant is exercisable during the four-and-a-half year period commencing six months after the date of the closing of this Offering. In addition, the Company agreed to pay the Placement Agent $80,000 for legal expenses and other out-of-pocket expenses.

Acquisition of RPM Interactive, Inc.

In October 2024, the Subsidiary consummated the acquisition of RPM Florida pursuant to the Share Exchange Agreement discussed above. Following the acquisition of RPM Florida, the Subsidiary repositioned its focus as an AI generated publishing company of trivia mobile game apps and vodcasts/podcasts designed to publish content across hundreds of evergreen topics every day and be distributed to all major streaming platforms. The Subsidiary changed its corporate name in to “RPM Interactive, Inc.” in November 2024 to reflect the Subsidiary’s new business focus.

Corporate Information

DatChat, Inc. was initially incorporated in Nevada on December 4, 2014 under the name YssUp, Inc. On March 4, 2015, an amendment to our articles of incorporation was filed with the Nevada Secretary of State, changing YssUp, Inc.’s name to “DatChat, Inc.” On September 22, 2016, amended and restated articles of incorporation were filed with the Nevada Secretary of State in order to, among other things, authorize the Company to issue preferred stock.

Our principal executive offices are located at 204 Neilson Street,1st Floor, New Brunswick, NJ 08901, and our telephone number is (732) 374-3529. Our website address is www.datchat.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $6,000,000.

Common stock to be outstanding immediately after this offering:	Up to 6,151,076 shares, assuming the sale of up to 1,941,747 shares hereunder at a price of $3.09 per share, the closing price per share on The Nasdaq Capital Market on February 6, 2025, for aggregate gross proceeds of $6,000,000. Actual shares issued will vary depending on the sales prices under this offering.

Manner of offering:	“At the market offering” that may be made from time to time on The Nasdaq Capital Market or other existing trading markets for our common stock through or to Benchmark, acting as agent or principal. See “Plan of Distribution” on page S-13 of this prospectus.

Use of Proceeds:	Our management will retain broad discretion regarding the allocation and use of the net proceeds. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. We may also use a portion of the remaining net proceeds, if any, to acquire or invest in complementary businesses, products and technologies, although we have no current commitments or agreements with respect to any acquisitions as of the date hereof. See “Use of Proceeds” on page S-12.

Risk factors:	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus, the accompanying prospectus, and in our Form 10-K for the year ended December 31, 2024, and in any updates to those risk factors in our reports on Form 10-Q or subsequent filings, incorporated by reference into this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol:	DATS

The number of shares of our common stock outstanding before this offering and to be outstanding immediately after this offering is based on 4,209,329 shares of our common stock issued and outstanding as of February 10, 2025, and excludes the following:

●	140,570 shares of our common stock issuable upon the exercise of stock options outstanding under our 2021 Omnibus Equity Incentive Plan as of September 30, 2024, at a weighted-average exercise price of $114.65 per share;

●	459,430 shares of common stock reserved for future issuance under our 2021 Omnibus Equity Incentive Plan; and

●	67,385 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2024, at a weighted-average exercise price of $49.80 per share.

RISK FACTORS

Our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which are incorporated by reference into this prospectus supplement, as well as our other filings with the SEC, include material risk factors relating to our business. Those risks and uncertainties and the risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial or that are not specific to us, such as general economic conditions, may also materially and adversely affect our business and operations. If any of those risks and uncertainties or the risks and uncertainties described below actually occurs, our business, financial condition or results of operations could be harmed substantially. In such a case, you may lose all or part of your investment. You should carefully consider the risks and uncertainties described below and those risks and uncertainties incorporated by reference into this prospectus supplement, as well as the other information included in this prospectus supplement, before making an investment decision with respect to our common stock.

Risks Related to this Offering and our Common Stock

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock historically has been, and we expect will continue to be, subject to significant fluctuations over short periods of time. For example, since February 10, 2024, the closing price of our common stock ranged from a low of $1.04 to a high of $8.93. These fluctuations may be due to various factors, many of which are beyond our control, including:

●	sale of our common stock by our shareholders, executives, and directors;

●	volatility and limitations in trading volumes of our shares of common stock;

●	our ability to obtain financing;

●	the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;

●	our ability to attract new customers;

●	changes in our capital structure or dividend policy, future issuances of securities, sales of large blocks of common stock by our shareholders;

●	our cash position;

●	announcements and events surrounding financing efforts, including debt and equity securities;

●	our inability to enter into new markets or develop new products;

●	reputational issues;

●	announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;

●	changes in general economic, political and market conditions in or any of the regions in which we conduct our business;

●	changes in industry conditions or perceptions;

●	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

●	departures and additions of key personnel;

●	disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and

●	other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 1,941,747 shares of our common stock are sold at a price of $3.09 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on February 6, 2025, for aggregate gross proceeds of approximately $6,000,000, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $0.73 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of September 30, 2024 after giving effect to this offering and the assumed public offering price. The exercise of outstanding stock options and warrants will result in further dilution of your investment.

This dilution would be due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the assumed price offered to the public in this offering and the exercise of stock options granted to our employees, directors and consultants as well as the exercise of outstanding warrants and conversion of outstanding preferred stock. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities exercisable or convertible into or exchangeable for common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to the Sales Agent to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution, and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-12 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

Our common stock price may be volatile and could decline substantially.

The trading price of our common stock may experience wide fluctuations. The price of the common stock that will prevail in the market may be higher or lower than that of this offering depending on numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held; overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms; conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies; future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and/or warrants, regardless of our actual operating performance.

We cannot assure you that the market price of our common stock will not decline. Accordingly, we cannot assure you that you will be able to sell your common stock at a price equal to or greater than the purchase price.

We do not anticipate paying any dividends on our common stock for the foreseeable future.

We have not paid any dividends on our common stock to date, and we do not anticipate paying any such dividends in the foreseeable future. We anticipate that any earnings experienced by us will be retained to finance the implementation of our operational business plan and expected future growth.

USE OF PROCEEDS

We may offer and sell shares of our common stock having aggregate sales proceeds of up to $6,000,000 from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our common stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the Sales Agreement with Benchmark as a source of financing. Because there is no minimum offering amount required as a condition of this offering, the net proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, capital expenditures, working capital and general and administrative expenses. We do not currently have more specific plans or commitments with respect to the net proceeds from this offering and, accordingly, are unable to quantify the allocation of such proceeds among the various potential issues.

We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See the section entitled “Risk Factors-Risks Relating to this Offering and our Common Stock- Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.”

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after this offering. As of September 30, 2024, our net tangible book value was approximately $4.3 million, or $1.42 per share. Net tangible book value per share represents our total tangible assets (excluding deferred issuance costs) less our total liabilities, divided by the number of shares outstanding. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our pro forma net tangible book value as of September 30, 2024 was approximately $8.8 million, or $2.09 per share. Pro forma net tangible book value represents the amount of our total tangible assets less total liabilities, after giving effect to the issuance of an aggregate of 1,200,000 shares in an offering on January 9, 2025 for which we received aggregate net proceeds of approximately $4,532,000.

After giving effect to the sale of 1,941,747 shares of common stock in this offering at an assumed public offering price of $3.09 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on February 6, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted pro forma net tangible book value as of September 30, 2024 would have been approximately $14.5 million, or approximately $2.36 per share of common stock. This represents an immediate increase in as adjusted pro forma net tangible book value of $0.27 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $(0.73) per share to investors participating in this offering at the assumed public offering price.

Assumed public offering price per share		$3.09
Pro forma net tangible book value per share as of September 30, 2024	$2.09
Increase in pro forma net tangible per share attributable to this offering	0.27
As adjusted pro forma net tangible book value per share as of September 30, 2024, after giving effect to this offering		2.36
Dilution in pro forma net tangible book value per share to investors participating in this offering		$0.73

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The above discussion and table is based on 3,009,329 shares of common stock outstanding as of September 30, 2024 and excludes as of that date:

●	140,570 shares of our common stock issuable upon the exercise of stock options outstanding under our 2021 Omnibus Equity Incentive Plan as of September 30, 2024, at a weighted-average exercise price of $114.65 per share;

●	459,430 shares of common stock reserved for future issuance under our 2021 Omnibus Equity Incentive Plan; and

●	67,385 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2024, at a weighted-average exercise price of $49.80 per share.

PLAN OF DISTRIBUTION

We may issue and sell shares of our common stock from time to time under the Sales Agreement through Benchmark, acting as sales agent, subject to certain limitations, having an aggregate gross sales price of up to $6,000,000. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through Nasdaq or on any other existing trading market for our common stock.

Each time we wish to issue and sell any shares of our common stock under the Sales Agreement, we will notify Benchmark of the aggregate number of shares to be sold, the dates on which such sales are requested to be made, any limitation on the number of shares to be sold in any one day, any minimum price below which sales may not be made, and other sales parameters as we deem appropriate. Once we have so instructed Benchmark, unless Benchmark declines to accept the terms of such notice, Benchmark has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of common stock up to the amount specified on such terms. The obligations of Benchmark under the Sales Agreement to sell shares of our common stock are subject to a number of conditions that we must meet.

The settlement for sales of common stock between us and Benchmark is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Benchmark may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We have agreed to pay Benchmark a commission of 4.0% of the aggregate gross proceeds we receive from each sale of our common stock sold through Benchmark pursuant to the Sales Agreement; provided however, that if sales of common stock sold through Benchmark pursuant to the Sales Agreement exceeds $1,000,000 then the commission paid to Benchmark will be reduced to 3.0% of the aggregate gross proceeds we receive from each sale of our common stock sold through Benchmark pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, Benchmark’s commissions and the proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Benchmark for certain reasonable and documented expenses, including fees and disbursements of its counsel, up to an amount of $25,000. We estimate that the total expenses of the offering payable by us, excluding any commissions and the reimbursement payable to Benchmark under the terms of the Sales Agreement, will be approximately $57,500. The remaining sale proceeds, after deducting any other transaction fees, will equal the net proceeds from the sale of such common stock.

Benchmark will provide written confirmation to us before the open on Nasdaq on the day following each day on which our shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the net proceeds.

In connection with the sale of common stock on our behalf, Benchmark will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Benchmark will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Benchmark against certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our common stock subject to the Sales Agreement; and (ii) the termination of the Sales Agreement as permitted therein. We or Benchmark may suspend the offering of common stock under the Sales Agreement upon proper notice to the other party and subject to other conditions.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions and is qualified in its entirety to such, a copy of which will be attached as an exhibit to our Current Report on Form 8-K being filed with the SEC in connection with this offering.

Benchmark and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Benchmark will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Benchmark, and Benchmark may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Benchmark is being represented in connection with this offering by are represented by Lucosky Brookman LLP.

EXPERTS

Our consolidated financial statements as of and for the year ended December 31, 2023, incorporated by reference in this prospectus supplement and the registration statement, of which it forms a part, have been audited by Salberg & Company, P.A., independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

Our consolidated financial statements as of and for the year ended December 31, 2022, incorporated by reference in this prospectus supplement and the registration statement, of which it forms a part, have been audited by D. Brooks and Associates CPAs, P.A., independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC at the website address listed above. The registration statement and the documents referred to above are also available on our corporate website at www.datchat.com under the heading “Investors”. Unless specifically listed above, the information contained on the SEC website or our website is not incorporated by reference into this prospectus supplement and you should not consider that information a part of this prospectus supplement.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024;

(c)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024;

(d)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 14, 2024;

(e)	Our Current Reports on Form 8-K filed with the SEC on January 16, 2024; January 19, 2024; February 29, 2024; August 29, 2024; October 24, 2024; November 4, 2024; December 11, 2024; December 13, 2024 and January 10, 2025; and

(f)	The description of the our common stock contained in our registration statement on Form 8-A/A filed with the SEC on August 12, 2021, including any amendments or reports filed with the SEC for the purposes of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the later of (1) the completion of the offering of the securities described in this prospectus supplement and (2) if applicable, the date the underwriters stop offering securities pursuant to this prospectus supplement will also be incorporated by reference in this prospectus supplement from the date of filing of such documents. Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement.

Notwithstanding the preceding, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or, if related to Items 2.02 or 7.01, Item 9.01 of any Current Report on Form 8-K that we may, from time to time, furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement. The information contained in each of the documents incorporated by reference speaks only as of the date of such document. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document or report that also is incorporated by reference or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (732) 374-3529 or by writing to us at the following address:

DatChat, Inc.
204 Neilson Street, 1st Floor
New Brunswick, New Jersey 08901
Attn.: Secretary

PROSPECTUS

DatChat, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $25,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock presently listed on The Nasdaq Capital Market under the symbol “DATS. On November 10, 2022, the last reported sale price of our common stock was $0.4778 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

The aggregate market value of our common stock held by non-affiliates as of November 10, 2022 pursuant to General Instruction I.B.6 of Form S-3 is $9,841,447, which was calculated based on 20,597,419 shares of our common stock outstanding held by non-affiliates and at a price of $0.4778 per share, the closing price of our common stock on November 10, 2022 as quoted on The Nasdaq Capital Market. As of the date hereof, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 6, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

Company References

In this prospectus “the Company,” “we,” “us,” and “our” refer to DatChat, Inc., a Nevada corporation and its subsidiaries, unless the context otherwise requires.

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SUMMARY

Overview

We are a blockchain, cybersecurity, and social media company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. We believe that one’s right to privacy should not end the moment they click “send.” Our flagship product, DatChat Messenger & Private Social Network (the “Application”), is a mobile application that gives users the ability to communicate with privacy and protection.

DatChat Messenger & Private Social Network

The Application allows users to exercise control over their messages, even after they are sent. Through the Application, users can delete messages that they have sent, on their own device and the recipient’s device as well. There is no set time limit within which they must exercise this choice. A user can elect at any time to delete a message that they previously sent to a recipient’s device.

The Application also enables users to hide secret and encrypted messages behind a cover, which messages can only be unlocked by the recipient and which are automatically destroyed after a fixed number of views or fixed amount of time. Users can decide how long their messages last on the recipient’s device. The Application also includes a screen shot protection system, which makes it virtually impossible for the recipient to screenshot a message or picture before it gets destroyed. In addition, users can delete entire conversations at any time, making it like the conversation never even happened.

The Application integrates with iMessage, making private messages potentially available to hundreds of millions of users.

The Habytat

We have recently formed a wholly owned subsidiary, SmarterVerse, Inc., and have entered into a development agreement with MetaBizz, LLC to co-develop a mobile based social metaverse, to be known as “The Habytat.” A metaverse is a virtual space that blends real world and virtual realities into one, in real time, using emerging technology like virtual and augmented reality, to create highly immersive 3D environments.

We plan to launch Geniuz City, the first world within The Habytat, in the first quarter of 2023. Geniuz City will be a near photo-realistic world that is based on the city of Miami and its surrounding areas. We plan to design Geniuz City in a manner that will enable users to participate in a number of different activities, such as parties, business conferences, shopping, socializing, and game play. Currently, once users download The Habytat application, we plan to grant each user rights to use a designated piece of virtual property in Geniuz City through the minting and issuance of a unique NFT . NFTs (or non-fungible tokens) are digital assets that can represent a unique real-world asset, such as art, music, in-game items, videos, or a piece of real estate or virtual property. Finally, as described below, we plan to integrate our VenVuu platform and VenVuu dynamic NFTs (collectively, VenVuu”) into The Habytat, and that such integration will enable us and users to generate advertising-based revenues in The Habytat.

VenVuu

We are currently developing VenVuu, a metaverse advertising platform. VenVuu is based upon a proprietary metaverse ad network and dynamic NFT technology which we believe will allow advertisers and metaverse property holders to connect in the metaverse. Management believes that metaverse advertising parallels reality.and that VenVuu can be considered as a parallel to billboards in the real world or “Google Ads” within the internet. Through the integration of VenVuu, which advertises in a way similar to a billboard or video screen, we plan to enable users of The Habytat opportunities to monetize their virtual property rights by directly displaying approved advertisements on their virtual property. While we currently plan to launch VenVuu in the Habytat, it may also by interoperable within other metaverses in the future

Software and Development

Our ability to compete depends in large part on our continuous commitment to research and development, our ability to rapidly introduce new features and functionality and our ability to improve proven applications for established markets in which we have competitive advantages. We intend to work closely with our customers to continuously enhance the performance, functionality, usability, reliability and flexibility of the Application.

Our software and development team is responsible for the design enhancements, development, testing and certification of the Application. In addition, we may, in the future, utilize third parties for our automated testing, managed upgrades, software development and other technology services. We are also developing video messages and streaming video that is encrypted and is hard to capture in a screenshot. We anticipate that the video messaging currently under development will allow users to change the number of views allowed or destruct the message after being sent, in addition to setting the message to auto-self-destruct.

Marketing and Monetization

The Application is currently offered for free on Apple’s App Store and Google Play. Marketing campaigns have included and might consists of public relations, “cost-per-install” campaigns, social media marketing and other readily available advertising platforms.

We use social influencers and additional public relations strategies to promote the Application on a global basis, which also includes making the Application available for use in other languages.

We also plan to add in-app purchases such as user customization features, unique emoticons, stickers and long form video messages to monetize the Application.

We anticipate monetizing the Application with a subscription-based service for small and medium size businesses. In the future, we may develop other mobile applications and services for consumers once our user base reaches a level at which we deem it to be economically feasible. No assurance can be given that we will successfully develop new or future applications that will be embraced by users or generate revenue.

Intellectual Property Portfolio

We strive to protect and enhance the proprietary technology and inventions that are commercially important to our business, including seeking, maintaining and defending patent rights. Our policy is to seek to protect our proprietary position through a combination of intellectual property rights in the United States, including patents, trademarks, copyrights, trade secret laws and internal procedures. Our commercial success will depend in part on our ability to protect our intellectual property and proprietary technologies.

As of September 30, 2022, we had 7 issued patents in the United States relating to our encryption technologies and blockchain platform. Our issued patents will expire in 2036. In addition, we plan to continue expanding and strengthening our IP portfolio with additional patent applications in the future.

Recent Developments

On October 14, 2022, we received written notice from the Nasdaq Stock Market, LLC (“Nasdaq”) that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810, we have a period of 180 calendar days, or until April 12, 2023, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for at least 10 consecutive business days during this 180 calendar day period. In the event we do not regain compliance by April 12, 2023, we may be eligible for an additional 180 calendar day grace period if we meet the continued listing standards, with the exception of bid price, for The Nasdaq Capital Market, and we provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period. Although we may effect a reverse stock split of our issued and outstanding common stock in the future, there can be no assurance that such reverse stock split will enable us to regain compliance with the Nasdaq minimum bid price requirement.

If we are unable to regain compliance with the Nasdaq minimum bid price requirement and Nasdaq delists our common stock and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our common stock;

●	the number of investors in general that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

Corporate Information

DatChat, Inc. was initially incorporated in Nevada on December 4, 2014 under the name YssUp, Inc. On March 4, 2015, an amendment to our articles of incorporation was filed with the Nevada Secretary of State, changing YssUp, Inc.’s name to “DatChat, Inc.” On September 22, 2016, amended and restated articles of incorporation were filed with the Nevada Secretary of State in order to, among other things, authorize the Company to issue preferred stock.

Our principal executive offices are located at 204 Neilson Street,1st Floor, New Brunswick, NJ 08901, and our telephone number is (732) 374-3529. Our website address is www.datchat.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

SUMMARY OF RISK FACTORS

Risks Relating to Our Business and Industry

●	We have a limited operating history which makes evaluating the business and future prospects difficult, and may increase the risk of your investment.

●	We have not developed a strong customer base, and if our offerings to customers are unsuccessful, result in insufficient revenue or result in us not being able to sustain revenue, we will be forced to reduce expenses, which may result in an inability to gain new customers.

●	Our products will face significant competition, and if they are unable to compete successfully, our business will suffer. Although the Application is currently available for download, we may need to develop various new technologies, products and product features to remain competitive.

●	The Apple App Store is the primary distribution, marketing, promotion and payment platform for the Application and any deterioration in our relationship with Apple or any application market place we utilize in the future would harm our business and adversely affect the value of our common stock.

●	We expect to derive substantially all of our revenue from the Application and if there is no continued growth in market demand for and market acceptance of the Application our business could be adversely affected.

Risks Related to Information Technology Systems, Intellectual Property and Property Laws.

●	We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights, and any such claims, with or without merit, could cause costly litigation that could consume significant management time.

●	We may be subject to stringent and changing laws, regulations, standards, and contractual obligations related to privacy, data protection, and data security. Our actual or perceived failure to comply with such obligations could adversely affect our business.

●	Unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services could have a material adverse effect on our business.

●	Our intellectual property may not be sufficient to protect our product and software from competition, which may negatively affect our business. We may incur substantial costs as a result of litigation or other proceedings relating to patents and other intellectual property rights.

Risks Related to Our Common Stock

●	We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our stockholders to sell their securities.

●	We may issue additional equity securities, or engage in other transactions that could dilute our book value or relative rights of our common stock, which may adversely affect the market price of our common stock.

●	We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

●	We are an “emerging growth company” and are able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants or rights to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 180,000,000 shares of common stock, par value $0.0001 per share. As of November 10, 2022, 20,597,419 shares of common stock were issued and outstanding. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors (the “Board of Directors” or “Board”) may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We currently have authorized 20,000,000 shares of preferred stock, par value $0.0001. As of November 10, 2022, 1 share of our preferred stock have been designated as Series A Preferred Stock, however, there are currently no shares of preferred stock outstanding. The Series A Preferred Stock does not convert into securities of the Company and does not contain any redemption provision. Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more additional series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated, and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee and forms of the senior and subordinated indentures are included as an exhibit to the registration statement of which this prospectus is a part. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Rights

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. Specific rights agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 29, 2022, and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this prospectus and any accompanying prospectus supplement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus and any accompanying prospectus supplement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

●	our business strategies;

●	the timing of regulatory submissions;

●	our ability to obtain and maintain regulatory approval of our existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain;

●	risks relating to the timing and costs of clinical trials, the timing and costs of other expenses;

●	risks related to market acceptance of products;

●	intellectual property risks;

●	risks associated with our reliance on third party organizations;

●	our competitive position;

●	our industry environment;

●	our anticipated financial and operating results, including anticipated sources of revenues;

●	assumptions regarding the size of the available market, benefits of our products, product pricing and timing of product launches;

●	management’s expectation with respect to future acquisitions;

●	statements regarding our goals, intensions, plans and expectations, including the introduction of new products and markets; and

●	our cash needs and financing plans.

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to on page 7 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our products, research and development, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. We may also use the net proceeds to invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our Articles of Incorporation, as amended (the “Articles of Incorporation”) and our amended and restated bylaws, as amended (the “Bylaws”) that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Nevada Revised Statutes. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Articles of Incorporation and our Bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 180,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share, of which 1 share of our preferred stock have been designated as Series A Preferred Stock which and no shares of Series A Preferred Stock remain authorized. The Series A Preferred Stock does not convert into securities of the Company. The Series A Preferred Stock does not contain any redemption provision. In the event of liquidation of the Company, the holder of Series A Preferred shall not have any priority or preferences with respect to any distribution of any assets of the Company and shall be entitled to receive equally with the holders of the Company’s common stock.  Our Board may establish the rights and preferences of the preferred stock from time to time. As of September 30 2022, 20,597,419 shares of common stock were issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Voting

Each share of our common stock entitles the holder to receive notice of and to attend all meetings of our stockholders with the entitlement to one vote.

Dividends

Holders of common stock are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking in priority to the common stock, to receive any dividend declared by the board of directors.

Liquidation rights

If the Company is voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them.

Conversion rights

Holders of common stock have no redemption or conversion rights. The rights, preferences and privileges of holders of shares of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Nevada law, to issue up to 20,000,000 shares of our preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our shareholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Warrants

As of September 30, 2022, warrants to purchase up to 673,841 shares of our common stock were issued and outstanding. The warrants are exercisable for five years from the date of issuance at an exercise price of $4.98, subject to adjustment for stock dividends, stock splits, pro rata distributions and upon the occurrence of fundamental transactions. If at any time following the issuance date of the warrants there is no registration statement registering for resale the shares of common stock issuable upon exercise of the warrants, the warrants may be exercised on a cashless basis. The warrants contain an ownership limitation such that the holder may not exercise the warrant to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% of the Company’s issued and outstanding common stock.

Stock Options

As of September 30, 2022, under the Company’s 2021 Omnibus Incentive Plan there are 1,614,200 shares of common stock issuable upon the exercise of options outstanding of which 1,056,200 are exercisable. The options outstanding have a term of 5 years from the date of grant and are exercisable at an exercise prices ranging from $4 - $35 per share. The options that remain unvested vest 25% every six months from date of grant for two years.

Anti-Takeover Provisions our Bylaws

Board of Directors Vacancies

Our Amended and Restated Bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution of the majority of the incumbent directors.

Special Meeting of Shareholders

Our Amended and Restated Bylaws provide that special meetings of our shareholders may be called by the Chief Executive Officer of the Company, the board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide that shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at our annual meeting of shareholders, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is not within 25 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which such notice of the date of annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders.

Exclusive Forum

Each of our Amended Articles of Incorporation and our Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for state law claims with respect to: (i) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (ii)  any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of Nevada Revised Statutes Chapters 78 or 92A or any provision of the Company’s Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaw or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Company’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The enforceability of similar exclusive forum provisions in other corporations’ bylaws has been challenged in legal proceedings, and it is possible that a court could rule that this provision in our Bylaws is inapplicable or unenforceable.

Additionally, each of our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company are deemed to have notice of and consented to this provision. As this provision applies to Securities Act claims, there may be uncertainty whether a court would enforce such a provision.

Transfer Agent and Registrar

Our transfer agent and registrar is West Coast Stock Transfer, Inc. whose address is 721 N. Vulcan Ave. First Floor, Encinitas, CA 92024.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “DATS”.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be made;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries, if any, to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures will provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we will deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

●	Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, NY, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements as of and for the years ended December 31, 2021 and 2020, included in our Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by D. Brooks and Associates CPAs, P.A., independent registered public accounting firm, as set forth in their report, and have been incorporated herein by reference in reliance on the report of D. Brooks and Associates CPAs, P.A., given on the authority of such firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You may read and copy the registration statement, as well as our reports, proxy statements, and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.datchat.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions:

●	Our Annual Report on Form 10-K as of and for the years ended December 31, 2021 and 2020, filed with the SEC on March 29, 2022; and

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 16, 2022, August 15, 2022, November 14, 2022, respectively;

●	Our Current Reports on Form 8-K (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed with the SEC on January 19, 2022, January 21, 2022, January 28, 2022, February 16, 2022, March 10, 2022, March 24, 2022, March 28, 2022, April 14, 2022, April 27, 2022, May 3, 2022, May 4, 2022, May 10, 2022, July 5, 2022, July 28, 2022, August 3, 2022, August 16, 2022, August 26, 2022, October 20, 2022, and October 26, 2022.; and

●	The description of the our common stock contained in our registration statement on Form 8-A/A filed with the SEC on August 12, 2021, including any amendments or reports filed with the SEC for the purposes of updating such description.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (732) 374-3529 or by writing to us at the following address:

DatChat, Inc.

204 Neilson Street, 1st Floor

New Brunswick, New Jersey 08901

Attn.: Secretary

Up to $6,000,000

Common Stock

PROSPECTUS SUPPLEMENT

The Benchmark Company

February 10, 2025